Exhibit 32

CERTIFICATIONS UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of iBasis, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2009	/s/ Ofer Gneezy

Ofer Gneezy
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 13, 2009	/s/ Richard Tennant

Richard Tennant
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)